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GALILEO ELECTRO-OPTICS CORPORATION
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                                                                    EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 2-92671, 33-5142, 33-47589 and 33-47588) pertaining to the Stock Option and Purchase Plans of Galileo Electro-Optics Corporation of our report dated October 20, 1995, with respect to the consolidated financial statements and schedules of Galileo Electro-Optics Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1995.






Providence, Rhode Island                     ERNST & YOUNG LLP
December 27, 1995











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